EXHIBIT 10.4

EXECUTION COPY

TRANSFER AND SERVICING AGREEMENT

among

PACCT, LLC,

Transferor,

COMPUCREDIT CORPORATION,

Servicer

CSG FUNDING, LLC

O/C Holder

and

CSGQ,

Issuer

Dated as of June 25, 2002

i

ii

iii

TRANSFER AND SERVICING AGREEMENT, dated as of June 25, 2002, among PACCT, LLC, a Delaware limited liability company, as Transferor, COMPUCREDIT CORPORATION, a Georgia corporation, as Servicer, CSG FUNDING, LLC, a Delaware limited liability company, as O/C Holder, and CSGQ TRUST, a Delaware business trust, as Issuer.

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Series Enhancer (as defined below) to the extent provided herein, in the Indenture and in any Indenture Supplement:

ARTICLE I

DEFINITIONS

Section 1.01.          Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Account” shall mean (a) each Initial Account, (b)  each Related Account, and (c) each Transferred Account, but shall exclude any Account all the Receivables in which are either: (i) on the Removal Date, removed pursuant to Section 2.08 or (ii) reassigned to an Accounts Owner pursuant to a Receivables Purchase Agreement.

“Accounts Owner” shall mean, with respect to an Account, Providian, initially, and subsequently shall mean any Person who has acquired such an Account and has assumed the obligations of the Accounts Owner under an account ownership and administration agreement or similar agreement.

“Accounts Ownership and Administration Agreement” shall mean the Accounts Ownership and Administration Agreement, dated as of June 25, 2002, among CSG, LLC, CompuCredit and the Accounts Owner, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Adverse Effect” shall mean, with respect to any action, that such action will (a) result in the occurrence of a Redemption Event or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders of any Series or Class pursuant to this Agreement, the Indenture or the related Indenture Supplement.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Transfer and Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which banking institutions in New York, New York or any other State in which the principal executive offices of the Issuer, the Transferor, the Servicer, the Accounts Owner, the Owner Trustee, the Indenture Trustee, the Certificate Trustee, the Certificate Administrator or the Note Administrator are

located, are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the related Indenture Supplement.

“Cash Advance Fees” shall mean cash advance transaction fees and cash advance late fees, if any, as specified in the Credit Card Agreement applicable to each Account.

“Class” shall have the meaning specified in the Indenture.

“Class Action Settlement” shall mean the settlement agreement in In re Providian Credit Card Cases, Judicial Council Coordination Proceeding No. 4085.

“Closing Date” shall mean, with respect to any Series, the closing date specified in the related Indenture Supplement.

“Collections” shall mean all payments by or on behalf of Obligors (including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Credit Card Agreement in effect from time to time and all other amounts specified by this Agreement, the Indenture or any Indenture Supplement as constituting Collections.  All payments of the repurchase price with respect to Ineligible Receivables that are repurchased from the Issuer by the Transferor or the Accounts Owner and all Recoveries with respect to Receivables previously charged off as uncollectible will be treated as Collections of Finance Charge Receivables.  Collections with respect to any Monthly Period shall include Interchange, calculated pursuant to subsection 3.03(m), paid to the Trust with respect to such Monthly Period, to be applied as if such amount were Collections of Finance Charge Receivables for all purposes.  All payments received by the Accounts Owner with respect to refused and returned merchandise shall, to the extent the related Principal Receivable has been purchased from the Accounts Owner and conveyed to the Trust, be treated as Collections of Principal Receivables.

 “CompuCredit” shall mean CompuCredit Corporation, a Georgia corporation.

“Contractually Delinquent” with respect to an Account, shall mean an Account as to which the required minimum payment set forth on the related billing statement has not been received by the due date thereof.

“Corporate Trust Office” shall have the meaning (a) when used in respect of the Owner Trustee, specified in the Trust Agreement and (b) when used in respect of the Indenture Trustee or Note Administrator, specified in the Indenture.

“Credit Card Agreement” shall mean, with respect to a revolving credit card account, the agreement or agreements between an Accounts Owner (including any predecessor in interest to such Accounts Owner) and the Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

“Credit Card Guidelines” shall mean the written policies and procedures of the Servicer for servicing credit card receivables comparable to the Receivables established in accordance with the Credit Card Service and Administration Agreement.

“Credit Card Service and Administration Agreement” shall mean that certain Credit Card Service and Administration Agreement, dated as of April 11, 2002, between CompuCreditand CSG, LLC.

“Cut-Off Date” shall have the meaning specified in the Indenture.

“Cut-Off Time” shall mean 11:59 p.m. on January 31, 2002.

“Date of Processing” shall mean, with respect to any transaction or receipt of Collections, the date on which such transaction is first recorded on the Servicer’s computer file of revolving credit card accounts (without regard to the effective date of such recordation or the date on which any subservicer records such transaction on its computer file).

“Defaulted Amount” shall mean, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables and Finance Charge Receivables which became Defaulted Receivables in such Monthly Period (after giving effect to any adjustments made pursuant to Section 3.09), plus (b) any Receivables which are identified as not being Eligible Receivables during such Monthly Period, plus (c) any adjustments with respect to such Monthly Period pursuant to subsection 3.09(a).

“Defaulted Receivables” shall mean, with respect to any Monthly Period, all Principal Receivables and Finance Charge Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines and the Servicer’s customary and usual servicing procedures for servicing consumer revolving credit card and other revolving credit account receivables comparable to the Receivables.  A Receivable shall become a Defaulted Receivable on the day on which such Receivable is recorded as charged off on the Servicer’s computer master file of consumer revolving credit card accounts but, in any event, shall be deemed a Defaulted Receivable no later than the month following the day the related Account becomes 180 days Contractually Delinquent unless the Obligor cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the applicable Credit Card Guidelines.

“Determination Date” shall have the meaning specified in the Indenture.

“Distribution Date” shall mean, with respect to any Series, the date specified in the applicable Indenture Supplement.

“Dollars,” “$” or “U.S. $” shall mean United States dollars.

“Eligible Account” shall mean, as of the Cut-Off Time, each MasterCard®(1) or VISA®(2) consumer revolving credit card account owned by Providian:

(a)           which is in existence and maintained by Providian;

(b)           which is payable in Dollars;

(c)           the Obligor of which has provided, as his or her billing address, an address located in the United States or the Obligor of which has a military address;

(d)           the Obligor of which has not been identified by Providian or the Servicer in its computer files as having been declared bankrupt;

(e)           which has not been identified as an account the credit card or cards with respect

(1) MasterCard is a registered trademark of MasterCard International Incorporated

(2) VISA is a registered trademark of VISA USA, Inc.

to which have been reported to Providian as having been lost or stolen or which has an Obligor who has not been identified as deceased;

(f)            which does not have outstanding Receivables which have been sold or pledged to any party other than the Transferor pursuant to a Receivables Purchase Agreement, except to the extent any such pledge or lien has been released;

(g)           which does not have any Receivables that give rise to any claim against any governmental agency, including, without limitation, the United States of America or any one of the states thereof, or any agency, instrumentality, or department thereof;

(h)           which is not a Secured Account; and

(i)            which does not have any Receivables that have been identified by Providian or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card.

“Eligible Receivable” shall mean each Receivable:

(a)         which has arisen in an Eligible Account;

(b)         which was created in compliance, in all material respects, with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to Providian or any other Accounts Owner, as applicable;

(c)         with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by Providian or any other Accounts Owner, as applicable, of its obligations, if any, under the related Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d)         as to which at the time of its transfer to the Trust, the Transferor or the Trust will have good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

(e)           which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor’s right, title and interest therein (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

(f)            which, at the time of its transfer to the Trust, is the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and except as such enforceability may be limited by a right to offset, recoupment, adjustment or any other claim under 12 CFR § 226.12(c), 12 CFR § 226.13(d) and the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended;

(g)           which, at the time of its transfer to the Trust, has not been waived or modified except as permitted in accordance with the customary policies and procedures, as amended from time to time, of Providian or any other Accounts Owner, as applicable, and then only if such waiver or modification is reflected in the applicable Accounts Owner’s or the Servicer’s computer file of revolving credit card accounts or, with respect to terms other than pricing terms, otherwise on its books and records;

(h)           which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity), and other than under the Class Action Settlement;

(i)          as to which, at the time of its transfer to the Trust, Providian or any other Accounts Owner, as applicable, has satisfied all of its obligations under the applicable Credit Card Agreement to the applicable Obligor required to be satisfied by such time, and other than under the Class Action Settlement;

(j)          as to which, at the time of its transfer to the Trust, none of the Transferor, the Servicer, or Providian or any other Accounts Owner, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Noteholders therein; and

(k)         which constitutes an “account” under and as defined in Article 9 of the UCC in effect in the States of Delaware, New York or any other state where the filing of a financing statement is required to perfect the Trust’s interest in the Receivables and the proceeds thereof.

“Eligible Servicer” shall mean the Note Administrator or, if the Note Administrator is not acting as Servicer, an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Event of Default” shall have the meaning specified in the Indenture.

“Excluded Account” shall mean any account and its associated receivables that met one of the following criteria as of the Cut-Off Time:

(a)           any account that has a disputed balance of which Providian has written notice as of the Cut-Off Time;

(b)           any account (i) with respect to which a filing has been made by the related cardholder under Title 11 of the United States Code or any other bankruptcy, insolvency or other similar laws providing for relief of debtors, whether such filing is voluntary or involuntary or (ii) which has or should have (in accordance with Providian’s customary policies and procedures) an internal credit rating to that effect;

(c)           any account (i) that has been charged-off or (ii) which has or should have (in accordance with Providian’s customary policies and procedures) an account status to that effect;

(d)           any account (i) the cardholder of which is deceased or (ii) which has or should have (in accordance with Providian’s customary policies and procedures) an account status to that effect;

(e)           any account that is currently under litigation other than accounts that are in legal collection but have not been charged-off; provided that accounts that are subject to the Class Action Settlement shall not be Excluded Accounts solely by reason of being subject thereto;

(f)            any account where the applicable cardholder would have been a member of a class action lawsuit relating to the business practices of Providian or its affiliates but for the fact that such cardholder opted out of the applicable suit or settlement;

(g)           any account (i) with respect to which the related cardholder has notified Providian involves or is alleged to involve unauthorized use or fraud or a lost or stolen credit card or (ii) that has been classified, or should have been classified (in accordance with Providian’s customary policies and procedures) by Providian, as of the Cut-Off Time, as a Lost/Stolen/Fraud credit rating;

(h)           any closed account with a net credit balance as of the Cut-Off Time;

(i)            any account in the name of an employee, officer or director of Providian;

(j)            any account classified, or that should have been classified (in accordance with Providian’s customary policies and procedures) by Providian, as of the Cut-Off Time, as a security account closure or that has an internal credit rating to that effect;

(k)           any account that is not subject to a valid cardholder agreement that is the legal, valid and binding obligation of the related cardholder, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equity principles or as otherwise may be limited by a right to offset, recoupment, adjustment or any other claim under 12 CFR § 226.12(c), 12 CFR § 226.13(d) and the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended;

(l)            any account that is a Secured Account;

(m)          any account as to which a corporate entity is the cardholder or which is issued to a cardholder due to his or her status as an employee of a company having a commercial credit card account with Providian;

(n)           any account the cardholder of which does not have an address located in the United States, except for cardholders that have a military address;

(o)           any account which is a merchant account and its associated processing;

(p)           any account that has a zero balance as of the Cut-Off Time;

(q)           any account on which the related cardholder has never made a payment;

(r)            any account that is payable in a currency other than Dollars;

(s)           any account that is or may potentially be included in a certain class action litigation against Providian known as the “Alabama Litigation” as defined in the Sale and Purchase Agreement;

(t)            any account that has been re-aged in a manner not in accordance with Providian’s customary policies and procedures; and

(u)           any account that has activated credit protection.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor.

“Finance Charge Receivables” shall mean all amounts billed to the Obligors on any Account in respect of (a) all Periodic Rate Finance Charges, (b) Cash Advance Fees, (c) annual membership fees and annual service charges, (d) Late Fees, (e) Overlimit Fees and (f) all other fees and charges that are reflected as fees on the related Processor’s system.  Finance Charge Receivables shall also include Interchange and all Recoveries with respect to Receivables previously charged off as uncollectible or which became Ineligible Receivables and are repurchased from the Issuer by the Transferor or by the Accounts Owner.

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indenture”  shall mean the Master Indenture, dated as of June 25, 2002, among the Issuer, the Indenture Trustee and the Note Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Collateral” shall have the meaning specified in Section 2.01.

“Indenture Supplement” shall have the meaning specified in the Indenture.

“Indenture Trustee” shall mean U.S. Bank National Association, in its capacity as trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Ineligible Receivables” shall mean any Receivable that has been determined to be a Receivable arising from a Covered Account (as defined in the Receivables Purchase Agreement).

“Initial Account” shall mean each MasterCard® and VISA® consumer revolving credit card account, which account is in existence at the Cut-Off Time and is identified in the computer file or microfiche list delivered to the Owner Trustee by the Transferor pursuant to Section 2.01 on or prior to the Initial Issuance Date.

“Initial Issuance Date” shall mean June 25, 2002, the date that the Transferor Certificate is delivered by the Trust to the Transferor pursuant to the Trust Agreement.

“Insolvency Event” shall mean the consent of or failure of the Transferor to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or relating to all or substantially all of the Transferor’s property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such entity’s affairs, or notwithstanding an objection by the Transferor any such action shall have remained undischarged or unstayed for a period of sixty (60) days or upon entry of any order or decree providing for such relief; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within sixty (60) days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or any order or decree providing for relief under any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute shall be entered.

“Insurance Proceeds” shall mean any amounts received pursuant to the payment of benefits under any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Interchange” shall mean the portion allocable to the Accounts of interchange fees payable to the Accounts Owner through MasterCard or VISA in connection with cardholder charges for goods, services and cash advances.

“Invested Amount” shall mean, with respect to any Series and for any date, an amount equal to the invested amount or adjusted invested amount, as applicable, specified in the related Indenture Supplement.

“Issuer” shall mean the Trust.

“Knowledge” shall mean, with respect to the Servicer, what is actually known without independent investigation by any officer of the Servicer with a title of Vice President or above.

“Late Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar items.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment permitted by subsection 3.06(b) of the Trust Agreement or Section 4.02 of, and the lien created by, this Agreement shall not be deemed to constitute a Lien.

“MasterCard” shall mean MasterCard International Incorporated, and its successors in interest.

“Monthly Period” shall have the meaning specified in the Indenture.

“Monthly Servicing Fee” shall have the meaning specified in Section 3.02.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successors thereto.

“Non-Conforming Terms Change Receivables” shall mean Receivables with respect to which (a) the Accounts Owner (i) fails to implement a change requested by CSG, LLC under the Accounts Ownership Agreement and (ii) fails to present documentation, within ten (10) Business Days after receiving such request for an Account change, evidencing the rights of such Accounts Owner to object to, and decline to implement, such change in accordance with the terms of Section 2.02 of the Accounts Ownership Agreement, and (b) the Servicer has notified the Purchaser and the Trust that CSG, LLC has determined to suspend purchases rather than seek injunctive relief with respect to such failure pursuant to such Section.

“Note Administrator” shall mean Citibank, N.A., in its capacity as note administrator under the Indenture, its successors in interest and any successor note administrator under the Indenture.

“Note Interest Rate” shall have the meaning specified in the Indenture.

“Note Owner” shall have the meaning specified in the Indenture.

“Note Register” shall have the meaning specified in the Indenture.

“Noteholder” or “Holder” shall have the meaning specified in the Indenture.

“Notices” shall have the meaning specified in subsection 9.04(a).

“O/C Holder” shall mean CSG Funding, LLC.

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” shall have the meaning specified in the Indenture.

“Opinion of Counsel” shall have the meaning specified in the Indenture.

“Overlimit Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar items if such fees are provided for with respect to such Account.

“Owner Trustee” shall mean Wilmington Trust Company, not in individual its capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Paying Agent” shall have the meaning specified in the Indenture.

“Periodic Rate Finance Charges” shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar items.

“Person” shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.

“Principal Receivables” shall mean all Receivables other than Finance Charge Receivables or Defaulted Receivables.  In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

“Processor” shall mean First Data Resources, Inc. or Total System Services, Inc.

“Providian” shall mean Providian National Bank.

“Rating Agency” shall have the meaning specified in the Indenture.

“Rating Agency Condition” shall have the meaning specified in the Indenture.

“Receivables” shall mean all amounts shown on the Servicer’s records as amounts payable by Obligors on any Account from time to time, with respect to Principal Receivables and Finance Charge Receivables.  Receivables which become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables.

“Receivables Purchase Agreement” shall mean any receivables purchase agreement entered into between an Accounts Owner and the Transferor whereby Receivables with respect to the Accounts, certain rights to which were purchased under the Sale and Purchase Agreement, are transferred from such Accounts Owner to the Transferor, or any other receivables purchase agreement relating to the Accounts entered into between the Transferor and an Accounts Owner in the future; provided that before the Transferor shall enter into any such other receivables purchase agreement, (a) the Rating Agency Condition is satisfied with respect to such receivables purchase agreement and (b) the O/C Holder shall have delivered to the Indenture Trustee and the Note Administrator an Officer’s Certificate to the effect that such officer reasonably believes that the execution and delivery of such receivables purchase agreement and the transfer of Receivables to the Transferor will not have an Adverse Effect.

“Recoveries” shall mean (i) all amounts received (net of out-of-pocket costs of collection, to the extent such costs can be netted out) including Insurance Proceeds, which are reasonably estimated by the Servicer to be attributable to Defaulted Receivables, including the net proceeds of any sale of such Defaulted Receivables and (ii) all amounts received from the Accounts Owner in respect of such party’s repurchase of Ineligible Receivables from the Issuer.

“Redemption Event” shall have the meaning specified in the Indenture.

“Registered Notes” shall have the meaning specified in the Indenture.

“Related Account” shall mean an Account with respect to which a new credit account number has been issued by the applicable Accounts Owner or the Servicer under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines.

“Removal Date” shall have the meaning specified in subsection 2.08(a) or subsection 2.08(b), as applicable.

“Removed Receivables” shall have the meaning specified in subsection 2.08(a) and subsection 2.08(b).

“Requirements of Law” shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the

Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“Sale and Purchase Agreement” shall mean the Sale and Purchase Agreement, dated as of April 11, 2002, as amended by the First Amendment to the Sale and Purchase Agreement, dated as of May 30, 2002, each between Providian and CSG, LLC, as modified by the Sale and Purchase Side Agreement, dated as of June 25, 2002, among Providian, CSG, LLC and the Transferor, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Secured Account” shall mean any Account for which the related Obligor has pledged assets or made a cash collateral deposit as security for payment of the Receivables arising in such Account.

“Series” shall have the meaning specified in the Indenture.

“Series Account” shall have the meaning specified in the Indenture.

“Series Enhancement” shall have the meaning specified in the Indenture.

“Series Enhancer” shall have the meaning specified in the Indenture.

“Service Transfer” shall have the meaning specified in Section 7.01.

“Servicer” shall mean CompuCredit and, after any Service Transfer, the Successor Servicer.

“Servicer Default” shall have the meaning specified in Section 7.01.

“Servicing Fee” shall have the meaning specified in Section 3.02.

“Servicing Fee Rate” shall mean, with respect to any Series, the servicing fee rate specified in the related Indenture Supplement.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successors thereto.

“Successor Servicer” shall have the meaning specified in subsection 7.02(a).

“Tax Opinion” shall have the meaning specified in the Indenture.

“Termination Notice” shall have the meaning specified in subsection 7.01(d).

“Transaction Documents” shall have the meaning specified in the Indenture.

“Transfer Agent and Registrar” shall have the meaning specified in the Indenture.

“Transferor” shall mean PACCT, LLC, or its successor under this Agreement.

“Transferor Amount” shall have the meaning specified in the Indenture.

“Transferor Certificates” shall have the meaning specified in the Trust Agreement.

“Transferred Account” shall mean each account into which an Account shall be transferred; provided that (i) such transfer was made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred.

“Trust” shall mean the CSGQ Trust.

“Trust Agreement” shall mean the Trust Agreement relating to the Trust, dated as of June 24, 2002, among the Transferor, the O/C Holder and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Assets” shall have the meaning specified in Section 2.01.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“VISA” shall mean VISA U.S.A., Inc., and its successors in interest.

Section 1.02.          Other Definitional Provisions.

(a)           With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Indenture or the related Indenture Supplement, as applicable.

(b)           All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)           As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)           Any reference to a Rating Agency shall apply to a specific rating agency only if such rating agency is then rating any outstanding Series.

(e)           Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(f)            The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.”

[END OF ARTICLE I]

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.01.          Conveyance of Receivables.  By execution of this Agreement, PACCT, LLC does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided herein, all its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the close of business on the Cut-Off Date and thereafter created from time to time in the Initial Accounts until the termination of the Trust, all Interchange and Recoveries allocable to the Trust as provided herein, all its right, title and interest in, to and under the Receivables Purchase Agreement, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof.  The property described in the preceding sentence, together with all monies and other property credited to the Collection Account and the Series Accounts (including any subaccounts of any such account), the rights of the Trust under this Agreement and the Trust Agreement and the right to receive Recoveries attributed to cardholder charges for merchandise and services in the Accounts shall constitute the assets of the Trust (the “Trust Assets”).  The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Note Administrator, the Certificate Trustee, the Certificate Administrator or any Noteholder of any obligation of any Accounts Owner, any Transferor, the Servicer or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.  The Obligors shall not be notified in connection with the creation of the Trust of the transfer, assignment, set-over and conveyance of the Receivables to the Trust.

The Transferor agrees to record and file, at the O/C Holder’s expense, financing statements (and continuation statements when applicable) with respect to the Receivables conveyed by the Transferor existing at the Cut-Off Time and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Owner Trustee as soon as practicable after the first Closing Date, in the case of Receivables arising in the Initial Accounts.  The Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

The Transferor further agrees, at the O/C Holder’s expense, on or prior to (x) the first Closing Date, in the case of the Initial Accounts and (y) the applicable Removal Date, in the case of the Accounts relating to any Removed Receivables, (a) to cause the Accounts Owner to indicate in its respective computer files that Receivables created (or reassigned, in the case of Removed Receivables) in connection with the Accounts have been conveyed to the Trust pursuant to this Agreement (or conveyed to the Servicer or its designee in accordance with Section 2.08, in the case of Removed Receivables) by including in (or deleting from in the case of Removed Receivables) such computer files the bank agent numbers as indicated on Schedule 3 to this Agreement indicating the Trust’s ownership of the Receivables, and (b) to deliver to the Trust a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Cut-Off Date, in the case of the Initial Accounts, and the applicable Removal Date in the case of Accounts relating to any Removed Receivables, its account number and the aggregate amount outstanding in such Account.  Each such file or list, as supplemented, from time to time, to reflect Removed Receivables, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.  The Transferor further agrees not to alter the code referenced in this paragraph with respect to any Account during the term of this Agreement unless and until the Receivables in such Account become Removed Receivables.

The parties to this Agreement intend that the conveyance of the Receivables and other Trust Assets pursuant to this Agreement constitute a sale, and not a secured borrowing, for accounting purposes.  Notwithstanding such intent, if the arrangements with respect to the Receivables hereunder shall constitute a loan and not a purchase and sale of such Receivables, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and the Transferor hereby grants to the Trust a first priority perfected security interest in all of the Transferor’s right, title and interest, whether owned as of the Cut-Off Date or thereafter acquired, in, to and under the Trust Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from or related to the Trust Assets, and all proceeds thereof, to secure its obligations hereunder.

To the extent that the Transferor retains any interest in the Trust Assets, the Transferor hereby grants to the Indenture Trustee for the benefit of the Noteholders and the O/C Holder a security interest in all of the Transferor’s right, title, and interest, whether owned on the Cut-Off Date or thereafter acquired, in, to, and under the Trust Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from, or related to the Trust Assets, and all proceeds thereof (collectively, the “Indenture Collateral”), to secure its obligations hereunder. With respect to the Indenture Collateral, the Indenture Trustee shall have all of the rights that it has under the Indenture and all of the rights of a secured creditor under the UCC.

In consideration for the Receivables in the Accounts at the initial Closing Date and the other Trust Assets transferred to the Trust on the date of this Agreement, the Trust shall convey to the Transferor the securities set forth on Schedule 2 hereto.  With respect to the transfer of the Receivables in the Accounts created after the initial Closing Date, the Trust shall pay to the Transferor an amount equal to the principal amount of such Receivables; provided that if so directed by CSG, LLC in accordance with the terms of Section 2.02 of the Accounts Ownership and Administration Agreement, the Trust shall not make any payments to the Transferor (but the Transferor shall remain obligated to transfer such Receivables to the Trust in accordance with the first paragraph of this Section 2.01) with respect to any Non-Conforming Terms Change Receivables (as defined in the Receivables Purchase Agreement).

Section 2.02.          Acceptance by Trust.

(a)           The Trust hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01.  The Trust further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trust the computer file or microfiche list relating to the Initial Accounts described in the third paragraph of Section 2.01.  The Trust shall maintain a copy of Schedule 1, as delivered from time to time, with the Administrator.

(b)           The Trust hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 and delivered to the Trust, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law, (ii) in connection with the performance of the Owner Trustee’s or the Trust’s duties hereunder, (iii) to the Note Administrator and the O/C Holder in connection with its duties hereunder and under the other Transaction Documents, (iv) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders or (v) to bona fide creditors or potential creditors of any Accounts Owner, the Servicer, or the Transferor for the limited purpose of enabling any such creditor to identify applicable Receivables or Accounts subject to this Agreement.  The Trust agrees to take such measures as shall be reasonably requested by the Transferor or the O/C Holder to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow the Transferor or the O/C Holder or their duly authorized representatives to inspect the Trust’s security and confidentiality arrangements as they specifically relate to the administration of the Trust from time to time during normal business hours upon prior written notice.  The Trust shall provide the Transferor and the O/C Holder with notice five (5) Business Days prior to disclosure of any information of the type described in this subsection 2.02(b).

Section 2.03.          Representations and Warranties of the Transferor Relating to the Transferor.  The Transferor hereby represents and warrants to the Trust (and agrees that the Owner Trustee, the Note Administrator and the Indenture Trustee may conclusively rely on each such representation and warranty in accepting the Receivables in trust and the Indenture Trustee may conclusively rely on each such representation and warranty in authenticating the Notes) and the Servicer as of each Closing Date that:

(a)           Organization and Good Standing.  The Transferor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and any Receivables Purchase Agreement to which it is a party.

(b)           Due Qualification.  The Transferor is duly qualified to do business and is in good standing as a foreign limited liability company (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Credit Card Agreement relating to an Account specified in a Receivables Purchase Agreement with the Transferor or any Receivable conveyed to the Trust unenforceable by the Transferor or the Trust or (ii) have a material adverse effect on the Noteholders.

(c)           Due Authorization.  (i) The execution and delivery of this Agreement and any Receivables Purchase Agreement to which it is a party and the order to the Owner Trustee to have the Notes authenticated and delivered and the consummation by the Transferor of the transactions provided for in this Agreement and any Receivables Purchase Agreement to which it is a party have been duly authorized by the Transferor by all necessary limited liability company action on the part of the Transferor and (ii) this Agreement and each Receivables Purchase Agreement to which it is a party will remain, from the time of its execution, an official record of the Transferor.

(d)           No Conflict.  The execution and delivery by the Transferor of this Agreement and each Receivables Purchase Agreement to which it is a party, and the performance of the transactions contemplated by this Agreement and each Receivables Purchase Agreement to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

(e)           No Proceedings.  There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement and any Receivables Purchase Agreement to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Receivables Purchase Agreement to which it is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or any Receivables Purchase

Agreement to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Receivables Purchase Agreement to which it is a party or (v) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States Federal or any State income or franchise tax systems.

(f)            All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the execution and delivery by the Transferor of this Agreement or any Receivables Purchase Agreement to which it is a party and the performance of the transactions contemplated by this Agreement or any Receivables Purchase Agreement to which it is a party by the Transferor have been duly obtained, effected or given and are in full force and effect.

(g)           Insolvency.  No Insolvency Event with respect to the Transferor has occurred and the transfer of the Receivables by the Transferor to the Trust has not been made in contemplation of the occurrence thereof or with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor.

The representations and warranties of the Transferor set forth in this Section 2.03 shall survive the transfer and assignment by the Transferor of the Receivables to the Trust, the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes.  Upon discovery by the Transferor, the Servicer or the Owner Trustee of a breach of any of the representations and warranties by the Transferor set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the other parties, the O/C Holder and the Indenture Trustee.  The Transferor (or, to the extent appropriate, the O/C Holder) agrees to cooperate with the Servicer and the Owner Trustee in attempting to cure any such breach.

Section 2.04.          Representations and Warranties of the Transferor Relating to this Agreement and the Receivables Purchase Agreements and the Receivables.

(a)           Representations and Warranties.  The Transferor hereby severally represents and warrants as of the date of this Agreement and as of each Closing Date, to the Trust and the Servicer that:

(i)            each of this Agreement and each Receivables Purchase Agreement to which it is a party, constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(ii)           each Receivable conveyed to the Trust by the Transferor has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Liens permitted under subsection 2.06(b)) and in compliance with all Requirements of Law applicable to the Transferor;

(iii)          all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance by the Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect;

(iv)          this Agreement constitutes an absolute sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables conveyed to the Trust by the Transferor and the proceeds thereof and Recoveries and Interchange identified as relating to the

Receivables conveyed to the Trust by the Transferor or, if this Agreement does not constitute a sale of such property, it constitutes a grant of a first priority perfected “security interest” (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof and said Recoveries and Interchange, is enforceable upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation.  Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds;

(v)           as of the Cut-Off Time, each Receivable was an Eligible Receivable;

(vi)          as of the Cut-Off Time, each Account in which the Receivables arose was an Eligible Account;

(vii)         as of the Cut-Off Time, each Account in which the Receivables arose was not an Excluded Account;

(viii)        as of the time of transfer to the Trust by the Transferor, each Receivable is an Eligible Receivable; and

(ix)           except as otherwise expressly provided in this Agreement, the Indenture or any Indenture Supplement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Collection Account, any Series Account or any Series Enhancement.

(b)           Notice of Breach.  The representations and warranties set forth in Section 2.03 and this Section 2.04 shall survive the transfers and assignments of the Receivables to the Trust, the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes.  Upon discovery by any Transferor, the Servicer or the Owner Trustee of a breach of any of the representations and warranties set forth in Section 2.03 or this Section 2.04, the party discovering such breach shall give notice to the other parties and to the Indenture Trustee, the Note Administrator and the O/C Holder within three (3) Business Days following such discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice.

Section 2.05.          Reassignment of Ineligible Receivables.  Upon reassignment of any Ineligible Receivable to an Accounts Owner pursuant to a Receivables Purchase Agreement or the Sale and Purchase Agreement and payment to the Trust of the amount required to be paid to it by such Accounts Owner, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the applicable Accounts Owner or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all Interchange and Recoveries related thereto, all monies and amounts due or to become due and all proceeds thereof.  The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the applicable Accounts Owner to effect the conveyance of such Ineligible Receivables.

Section 2.06.          Covenants of the Transferor.  The Transferor hereby severally covenants that:

(a)           Receivables Not To Be Evidenced by Promissory Notes.  Except in connection with its enforcement or collection of any Receivable, the Transferor will take no action to cause any Receivable conveyed by it to the Trust to be evidenced by any instrument (as defined in the UCC).

(b)           Security Interests.  Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable conveyed by it to the Trust, whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Trust and the Indenture Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this subsection 2.06(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables transferred by it to the Trust any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(c)           Transferor Amount.  Except for (i) the conveyances hereunder, in connection with any transaction permitted by subsection 4.02(a)(i) and as provided in Section 2.11 of the Indenture or (ii) conveyances with respect to which the Rating Agency Condition shall have been satisfied and a Tax Opinion shall have been delivered, the Transferor agrees not to transfer, sell, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor Amount or the Transferor Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation, grant or sale shall be void.

(d)           Delivery of Collections or Recoveries.  In the event that the Transferor receives Collections or Recoveries, the Transferor agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof but in no event later than two Business Days after the date of receipt thereof.

(e)           Notice of Liens.  The Transferor shall notify the Owner Trustee, the Indenture Trustee, the O/C Holder and each Series Enhancer promptly after becoming aware of any Lien on any Receivable (or on the underlying receivable) other than the conveyances hereunder and under the Indenture.

Section 2.07.          Covenants of the Transferor with Respect to Receivables Purchase Agreements.  The Transferor hereby covenants that it will at all times enforce the covenants and agreements of the Accounts Owner under the terms of the Receivables Purchase Agreements to which it is a party, including covenants to the effect set forth below:

(a)           Credit Card Agreements and Guidelines.  Such Accounts Owner shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts owned by it and the Credit Card Guidelines and all applicable rules and regulations of MasterCard and VISA except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Noteholders.  Subject to compliance with all Requirements of Law, such Accounts Owner may change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines with respect to any of the Accounts owned by it in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges and other fees to be assessed thereon) only if (i) such change is permitted by the Accounts Ownership and Administration Agreement or the relevant Receivables Purchase Agreement or (ii) the Servicer reasonably determines at the time of such action that such change is reasonably likely to increase aggregate Collections on the Receivables and that such action, at the time of such action, will not have a material adverse effect on the Noteholders.

(b)           MasterCard and VISA.  Such Accounts Owner, to the extent applicable to Accounts owned or serviced by such Accounts Owner, shall use its best efforts to remain, either directly or indirectly, a member in good standing of the MasterCard system, the VISA system and any other similar entity’s or organization’s system relating to any other type of consumer revolving credit card accounts included as Accounts.

(c)           Amendments.  The Transferor further covenants that it will not enter into any amendments to any Receivables Purchase Agreement or enter into a new Receivables Purchase Agreement unless the Rating Agency Condition has been satisfied.

Section 2.08.          Removal of Receivables.  (a) On any day of any Monthly Period the Servicer shall have the right to require the assignment to it or its designee of all the Trust’s right, title and interest in, to and under the Receivables then existing and thereafter created, all Interchange and Recoveries related thereto after the Removal Date, all monies due or to become due and all amounts received or receivable with respect thereto, and all proceeds thereof in or with respect to Receivables relating to closed Accounts the balances of which have been reduced to zero (such Receivables being referred to in this subsection as the “Removed Receivables”) (unless otherwise set forth in the applicable Indenture Supplement), upon satisfaction of the conditions in clauses (i) through (iv) below:

(i)            on or before the fifth Business Day immediately preceding the Removal Date, the Servicer shall have given written notice to the Owner Trustee, the Indenture Trustee, the Note Administrator, the Accounts Owner, the Transferor, the O/C Holder, the Rating Agency and each Series Enhancer (unless such notice requirement is otherwise waived) of such removal and specifying the date for removal of the Removed Receivables (such date referred to in this subsection as the “Removal Date”);

(ii)           on or prior to the date that is five (5) Business Days before the Removal Date, the Servicer shall amend Schedule 1 by delivering to the Owner Trustee a computer file or microfiche list containing a true and complete list of the Removed Receivables;

(iii)          the Servicer shall have represented and warranted as of the Removal Date that the list of Removed Receivables delivered pursuant to paragraph (ii) above, as of the Removal Date, is true and complete in all material respects; and

(iv)          the removal of the Removed Receivables shall not preclude the transfers of Receivables and other Trust Assets pursuant to this Agreement from being accounted for as sales under GAAP.

Upon satisfaction of the above conditions, the Owner Trustee, on behalf of the Trust, shall execute and deliver to the Transferor, the O/C Holder and the Servicer a written reassignment in substantially the form of Exhibit B (the “Reassignment”) and shall, without further action, transfer, assign, set over and otherwise convey to the Servicer or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Removed Receivables existing as of the Removal Date and thereafter created, all Collections allocable or with respect thereto, all monies due or to become due and all amounts received or receivable with respect thereto, and all proceeds thereof.  In addition, the Owner Trustee, on behalf of the Trust, shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor or the Servicer to effect the conveyance of Receivables pursuant to this subsection 2.08(a).

(b) On the 10th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (such date referred to in this subsection as the “Removal Date”), the Trust shall automatically and without further action or consideration, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in, to and under each Receivable relating to Accounts that have been charged-off with respect to the prior Monthly Period (such Receivables being referred to in this subsection as the “Removed Receivables”), all Collections allocable or with respect thereto, all monies and amounts due or to become due with respect thereto, and all proceeds thereof; provided that Recoveries of such Removed Receivables shall be treated as Collections of Finance Charge Receivables.  The Trust shall execute and deliver such instruments of transfer and assignment (including any UCC termination statements), in each case without recourse, as shall be reasonably requested by the Servicer to vest in the Servicer or its designee all right, title and interest that the Trust had in such Removed Receivables.

[END OF ARTICLE II]

ARTICLE III

ADMINISTRATION AND SERVICING

OF RECEIVABLES

Section 3.01.          Acceptance of Appointment and Other Matters Relating to the Servicer.

(a)           Beginning on the Closing Date, CompuCredit agrees to act as the initial Servicer under this Agreement, and the Noteholders and the O/C Holder by their acceptance of Notes and the O/C Certificate, respectively, consent to CompuCredit acting as Servicer.

(b)           As agent for the Transferor and the Trust, the Servicer shall service the Receivables, shall collect and deposit into the Collection Account amounts received with respect to the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines.

(c)           As agent for the Transferor and the Trust, the Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing and subject to Section 7.01, the Servicer or its designee is hereby authorized and empowered, unless such power is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 7.01, (i) to instruct the Owner Trustee or the Note Administrator to make withdrawals and payments from the Collection Account and any Series Account, as set forth in this Agreement, the Indenture or any Indenture Supplement, (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement, the Indenture or any Indenture Supplement, (iii) to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection proceedings with respect to such Receivable, (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements or other laws or regulations and (v) to enforce on behalf of the Transferor, the Trust, the Noteholders and the O/C Holder all rights and powers granted to the Transferor under the Sale and Purchase Agreement or any Receivables Purchase Agreement, including the institution of appropriate legal proceedings.  The Owner Trustee, the Note Administrator and the Indenture Trustee upon written request therefor shall furnish the Servicer with any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(d)           Neither the Servicer nor any Successor Servicer shall be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other credit card receivables.

(e)           The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of MasterCard and VISA, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Noteholders.

Section 3.02.          Servicing Compensation.

As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) with respect to each Monthly Period beginning with the first Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Invested Amount (or such other amount as specified in the related Indenture Supplement) of such Series, in each case as of the last day of the prior Monthly Period or, in the case of the first Monthly Period, as of the Closing Date) and (b)(i) the sum of (A) the amount of Receivables on the first day of the Monthly Period preceding such Distribution Date (or, in the case of the first Monthly Period, the Closing Date) and (B) the amount of Receivables on the last day of the Monthly Period preceding such Distribution Date divided by (ii) two.  The share of the Servicing Fee allocable to a Series with respect to any Monthly Period (the “Monthly Servicing Fee”) shall be determined in accordance with the relevant Indenture Supplement.  The portion of the Servicing Fee with respect to any Monthly Period not paid pursuant to the preceding sentence shall be paid by the Holders of the Transferor Certificates on the related Distribution Date and in no event shall the Trust, the O/C Holder, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Note Administrator, the Certificate Administrator, the Certificate Trustee, the Noteholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holders of the Transferor Certificates.

Section 3.03.          Representations, Warranties and Covenants of the Servicer.  The Servicer hereby makes, and any Successor Servicer by its appointment hereunder shall make, with respect to itself, on each Closing Date (and on the date of any such appointment, in the case of any Successor Servicer), the following representations, warranties and covenants on which the Trust and the Indenture Trustee shall be deemed to have relied in accepting the Receivables in trust and in entering into the Indenture:

(a)           Organization and Good Standing.  The Servicer is a corporation or limited liability company validly existing and in good standing under the applicable law of the jurisdiction of its incorporation or organization, or is a national bank duly organized and validly existing in good standing under the laws of the United States, and has, in all material respects, full power and authority to own its properties and conduct its credit card servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

(b)           Due Qualification.  The Servicer is duly qualified to do business and is in good standing as a foreign corporation or other foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables (including the underlying receivables) as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement.

(c)           Due Authorization.  The execution, delivery, and performance of this Agreement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

(d)           Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or by general principles of equity.

(e)           No Conflict.  The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

(f)            No Violation.  The execution and delivery of this Agreement by the Servicer, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer in any material respect.

(g)           No Proceedings.  There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement.

(h)           Compliance with Requirements of Law.  The Servicer shall duly satisfy all obligations on its part to be fulfilled hereunder in connection with each Receivable (and the underlying receivable) and the related Account, if any, and will maintain in effect all qualifications required under Requirements of Law, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have an Adverse Effect.

(i)            No Rescission or Cancellation.  Subject to Section 3.09, the Servicer shall not permit any rescission or cancellation of any Receivable (or the underlying receivable) except in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

(j)            Protection of Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the Trust, the Indenture Trustee or the Noteholders in any Receivable (or the underlying receivable) or the related Account, if any, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

(k)           Receivables Not To Be Evidenced by Promissory Notes.  Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC).

(l)            All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

(m)          Interchange.  With respect to any Distribution Date, on or prior to the immediately preceding Determination Date, the Servicer shall notify the Transferor, the Note Administrator and the O/C Holder of the amount of Interchange required to be included as Collections of Finance Charge Receivables with respect to the related Monthly Period.  Not later than 1:00 p.m., New York City time, on the related Transfer Date, the Servicer shall deposit, or cause to be deposited, into the

Collection Account, in immediately available funds, the amount of Interchange to be so included as Collections of Finance Charge Receivables with respect to such Monthly Period.

Notwithstanding anything in this Agreement to the contrary, but without limiting its representations, warranties and covenants in this Section 3.03, the Servicer makes no representation or warranty with respect to title to any Accounts or the enforceability, collectibility or value of any Receivable.

Section 3.04.          Reports and Records for the Owner Trustee and the Indenture Trustee.

(a)           Daily Records.  On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Owner Trustee, the Note Administrator and the Indenture Trustee upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Processor and delivered to the Servicer on the second preceding Business Day in respect of each Account and (ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account.  The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Owner Trustee, the Note Administrator and the Indenture Trustee at the office of the Servicer on any Business Day any computer programs necessary to make such identification.  The Owner Trustee, the Note Administrator and the Indenture Trustee shall enter into such reasonable confidentiality agreements as the Servicer shall deem necessary to protect its interests and as are reasonably acceptable in form and substance to the Owner Trustee, the Note Administrator and the Indenture Trustee.

(b)           Statement to Noteholders.  On each Distribution Date, the Servicer will provide to the Note Administrator the information (in electronic format acceptable to the Note Administrator) necessary for the Note Administrator to prepare, with respect to each outstanding Series, the Statement to Noteholders setting forth certain information relating to the Trust and each Series, substantially in the form set forth in the related Indenture Supplement.

Section 3.05.          Annual Certificate of Servicer.  The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Note Administrator and each Rating Agency on or before June 30 of each calendar year, beginning with June 30, 2003, an Officer’s Certificate substantially in the form of Exhibit A.

Section 3.06.          Annual Servicing Report of Independent Public Accountants; Copies of Reports Available.

(a)           On or before June 30 of each calendar year, beginning with June 30, 2003, the Servicer shall cause a firm of nationally recognized independent public accountants (selected by the Servicer and who may also render other services to the Servicer or the Transferor or any Accounts Owner) to furnish a report (addressed to the Indenture Trustee) to the Indenture Trustee, the Note Administrator, the Transferor, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Receivables under this Agreement, the Indenture and each Indenture Supplement for the prior calendar year and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including the allocation of Collections set forth in Article VIII of the Indenture and in each Indenture Supplement) has not been conducted in compliance with the terms and conditions set forth in Article III, Article VIII of the Indenture and the applicable provisions of each Indenture Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.  Such report shall set forth the agreed-upon procedures performed.

(b)           On or before June 30 of each calendar year, beginning with June 30, 2003, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Transferor) to furnish a report to the Indenture Trustee, the Note Administrator, the Transferor, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer’s certificates delivered pursuant to subsection 3.04(b) during the period covered by such report with the Servicer’s computer reports that were the source of such amounts and that on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.  Such report shall set forth the agreed-upon procedures performed.

(c)           A copy of each certificate and report provided pursuant to subsection 3.04(b), or Section 3.05 or 3.06, may be obtained by any Noteholder or Note Owner from the Owner Trustee by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

Section 3.07.          Tax Treatment.  Unless otherwise specified in the Indenture or an Indenture Supplement with respect to a particular Series, the Issuer has entered into this Agreement, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Notes of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Receivables and (ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation.  The Transferor, by entering into this Agreement, and each Noteholder, by the acceptance of any such Note (and each Note Owner, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor.  Each Holder of such Note agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment of such Note as indebtedness under applicable tax law, as described in this Section 3.07.  The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Trust or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 6.12 of the Indenture, shall not file tax returns or obtain any federal employer identification number for the Trust but shall treat the Trust as a security device for federal income tax purposes.  The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

Section 3.08.          Notices to CompuCredit.  In the event that CompuCredit is no longer acting as Servicer, any Successor Servicer shall deliver or make available to CompuCredit each certificate and report required to be provided thereafter pursuant to subsection 3.04(b) and Sections 3.05 and 3.06.

Section 3.09.          Adjustments.

(a)           If the Servicer or the Accounts Owner adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, then, in any such case, any amount required herein or in the Indenture or any Indenture Supplement to be calculated by reference to the amount of Receivables, will be reduced by the amount of the adjustment.  Similarly, the amount of Receivables used to calculate any amount required herein or in any Indenture Supplement to be calculated by reference to the amount of Receivables will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in subsection 2.06(b) was breached.  Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises.

(b)           If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake.  Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.  Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section 3.09 shall not require any change in any report previously delivered pursuant to subsection 3.04(a).

(c)           Any payments received by the Accounts Owner with respect to refused or returned merchandise shall, to the extent the related Principal Receivable has been purchased from the Accounts Owner and conveyed to the Trust, be paid to the Servicer and deposited in the Collection Account and treated as Collections of Principal Receivables.

[END OF ARTICLE III]

ARTICLE IV

OTHER MATTERS RELATING TO THE TRANSFEROR

Section 4.01.          Liability of the Transferor.  The Transferor shall be liable for all obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement.  The Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Transferor.

Section 4.02.          Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

(a)           The Transferor shall not dissolve, liquidate, consolidate with or merge into any other corporation or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

(i)            (x) the corporation formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall be a savings association, a national banking association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or shall be a special purpose corporation or other special purpose entity whose powers and activities are limited to substantially the same degree as provided in the organizational documents of PACCT, LLC and, if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee, the Indenture Trustee and the Servicer, in form reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Servicer, the performance of every covenant and obligation of the Transferor hereunder; and (y) the Transferor or the surviving entity, as the case may be, has delivered to the Owner Trustee, the Indenture Trustee and the Servicer (with a copy to each Rating Agency) an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with;

(ii)           the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer; and

(iii)          the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Note Administrator and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

(b)           Except as permitted by subsection 2.06(c), the obligations, rights or any part thereof of the Transferor hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of the Transferor hereunder except (i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of the foregoing paragraph and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) which the

Transferor, the O/C Holder and the Servicer determine will not result in an Adverse Effect, (2) which meet the requirements of clauses (ii) and (iii) of the preceding paragraph and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Owner Trustee, the O/C Holder, the Servicer, the Note Administrator and the Indenture Trustee in writing in form satisfactory to the Owner Trustee, the O/C Holder, the Servicer, the Note Administrator and the Indenture Trustee, the performance of every covenant and obligation of the Transferor thereby conveyed.

Section 4.03.          Limitations on Liability of the Transferor.  Subject to Section 4.01, neither the Transferor nor any of the directors, officers, employees, incorporators or agents of the Transferor acting in such capacities shall be under any liability to the Trust, the Owner Trustee, the Note Administrator, the Indenture Trustee, the Noteholders, the O/C Holder, any Series Enhancer or any other Person for any action taken, or for refraining from the taking of any action, in good faith in such capacities pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement, the Indenture and any Indenture Supplement and the issuance of the Notes; provided, however, that this provision shall not protect any Transferor or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor) respecting any matters arising hereunder.

[END OF ARTICLE IV]

ARTICLE V

OTHER MATTERS RELATING TO THE SERVICER

Section 5.01.          Liability of the Servicer.  The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

Section 5.02.          Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.  The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

(a)           (i)            the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation or a national banking association organized and existing under the laws of the United States of America or any state or the District of Columbia, and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee, the Note Administrator and the Indenture Trustee, in form satisfactory to the Owner Trustee, the Note Administrator and the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder and under any other Transaction Document to which the Servicer is a party;

(ii)           the Servicer has delivered to the Owner Trustee, the Note Administrator and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale complies with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(iii)          the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, transfer or sale; and

(b)           the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

Section 5.03.          Limitation on Liability of the Servicer and Others.  Subject to Section 5.04, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Certificate Administrator, the Certificate Trustee, the Note Administrator, the Noteholders, the O/C Holder, any Series Enhancer or any other Person for any action taken, or for refraining from the taking of any action, in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability.  The Servicer may, but shall not be obligated to, undertake any such legal action which it may deem necessary or desirable for the benefit of the Noteholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder.

Section 5.04.          Servicer Indemnification of the Trust.  The Servicer shall indemnify and hold harmless the Trust and its directors, officers, employees and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of the Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action, Proceeding or claim; provided, however, that the Servicer shall not indemnify the Trust, any Noteholders or the O/C Holder as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Receivables.  Indemnification pursuant to this Section 5.04 shall not be payable from the Trust Assets.  The Servicer’s obligations under this Section 5.04 shall survive the termination of this Agreement or the Trust or the earlier removal or resignation of the Owner Trustee or the Indenture Trustee, as applicable.

Section 5.05.          Resignation of the Servicer.  The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Owner Trustee, the Note Administrator, the Transferor and the Indenture Trustee, in form reasonably satisfactory to the Owner Trustee, the Note Administrator, the Transferor and the Indenture Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates that is a direct or indirect wholly owned subsidiary of CompuCredit or by any entity the appointment of which shall have satisfied the Rating Agency Condition and, in either case, qualifies as an Eligible Servicer; provided, however, the Note Administrator shall have no obligation whatsoever to assume the obligations and duties of the Servicer hereunder pursuant to this Section 5.05(b) unless the Note Administrator expressly agrees in writing to do so.  Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Owner Trustee, the Note Administrator and the Indenture Trustee.  No resignation shall become effective until the Note Administrator or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02 hereof.  If within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above the Note Administrator, on behalf of the Indenture Trustee, is unable to appoint a Successor Servicer, the Note Administrator shall serve as Successor Servicer.  Notwithstanding the foregoing, if the Note Administrator is legally unable so to act, the Note Administrator, on behalf of the Indenture Trustee, shall petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder.  The Trust shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.  Notwithstanding anything in this Agreement to the contrary, CompuCredit may assign part or all of its obligations and duties as Servicer under this Agreement to an Affiliate of CompuCredit so long as CompuCredit shall have fully guaranteed the performance of such obligations and duties under this Agreement, subject to Section 5.01 above.

Section 5.06.          Access to Certain Documentation and Information Regarding the Receivables.  The Servicer shall provide to the Owner Trustee, the Note Administrator and the Indenture Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Owner Trustee or the Indenture Trustee, as applicable, is required in connection with the enforcement of the rights of Noteholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer.  Nothing in this Section shall derogate from the obligation of the Transferor, the Owner Trustee, the Indenture Trustee, the Note Administrator, the O/C Holder and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 5.07.          Delegation of Duties.  In the ordinary course of business, the Servicer may at any time delegate its duties hereunder with respect to the Accounts and the Receivables to any Person that agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement.  Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 5.05.

Section 5.08.          Examination of Records.  The Servicer shall indicate generally in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust, pursuant to this Agreement.  The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Receivable.

Section 5.09.          Removal of CompuCredit under Credit Card Service and Administration Agreement.  If CSG, LLC terminates CompuCredit for cause or following a termination event under the Credit Card Service and Administration Agreement, CSG, LLC may cause the O/C Holder to remove CompuCredit as Servicer under this Agreement; provided, however, that no removal shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of CompuCredit as Servicer in accordance with Section 7.02 hereof.  Upon the occurrence of a termination event under the Credit Card Service and Administration Agreement, CSG, LLC shall cause the O/C Holder to provide written notice of such termination event to the Indenture Trustee, the Transferor and the Note Administrator.

[END OF ARTICLE V]

ARTICLE VI

[Reserved].

[END OF ARTICLE VI]

ARTICLE VII

SERVICER DEFAULTS

Section 7.01.          Servicer Defaults.  If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a)           any failure by the Servicer to make any required payment, transfer or deposit under the terms of this Agreement, the Indenture or any Indenture Supplement, or to give instructions or notice to the Note Administrator to make such payment, transfer or deposit, which failure continues unremedied for a period of five (5) Business Days following receipt by the Servicer of written notice of such failure from the Transferor, the O/C Holder, the Note Administrator or the Indenture Trustee or after the Servicer obtains Knowledge of such failure;

(b)           failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement which has an Adverse Effect and which continues unremedied for a period of sixty (60) days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or the O/C Holder, or to the Servicer, the Owner Trustee, the Indenture Trustee and the O/C Holder by Holders of Notes evidencing not less than 10% of the aggregate unpaid principal amount of all Notes (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates);

(c)           any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has an Adverse Effect on the rights of the Noteholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which Adverse Effect continues for a period of ninety (90) days after the date on which notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 10% of the aggregate unpaid principal amount of all Notes (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

(d)           the Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, the Indenture Trustee or the Holders of Notes evidencing more than 50% of the aggregate unpaid principal amount of all Notes, or, if all the Notes of a Series have been paid in full, the O/C

Holder, by notice then given to the Servicer, the O/C Holder, the Note Administrator, the Certificate Trustee, the Certificate Administrator and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a “Termination Notice”), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement.

After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Note Administrator, on behalf of the Indenture Trustee pursuant to Section 7.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a “Service Transfer”); and, without limitation, the Note Administrator and the Indenture Trustee are hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments necessary or appropriate to effect the Service Transfer that are prepared by and at the expense of the Servicer.  The Servicer agrees to cooperate with the Indenture Trustee, the Note Administrator and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer.  The Servicer shall within twenty (20) Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request.  Any and all costs incurred in connection with the transfer of servicing shall be included as Program Expenses.  To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraphs (a), (b) and (c) above after the applicable grace period, if any, as a consequence of an act of God, fire, explosion, terrorism, widespread or continued public utility failure, major accident, flood, embargo, war, nuclear disaster, riot, labor dispute, termination or interruption of service from third party vendors whose services are material to the performance by the Servicer of its obligations under this Agreement, earthquake, severe weather or failures of the Federal Reserve Bank shall not constitute a Servicer Default during the period of such disability.  In the event of any such force majeure occurrence as set forth in this paragraph, the Servicer shall use commercially reasonable efforts to meet its obligations under this Agreement.  In the case of any such occurrence, the Servicer shall promptly and in writing advise the Indenture Trustee, the Note Administrator, the Certificate Trustee, the Certificate Administrator, the Owner Trustee, the Transferor, the O/C Holder and any Series Enhancer if it is unable to perform due to a force majeure event, the expected duration of such inability to perform and of any developments (or changes therein) that appear likely to affect the ability of the Servicer to perform any of its obligations hereunder in whole or in part.

Section 7.02.          Note Administrator To Act; Appointment of Successor.

(a)           On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.01, the Servicer shall continue to perform all servicing functions under this Agreement and shall continue to be paid therefor until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee.  The Note Administrator, on behalf of the Indenture Trustee, shall as promptly as possible after the giving of a

Termination Notice appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form reasonably acceptable to the Note Administrator and the Indenture Trustee.  In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer pursuant to Section 5.05(a) or this Section 7.02(a), the Note Administrator without further action shall automatically be appointed the Successor Servicer; provided, however, that this shall not be construed as permitting a Servicer resignation except for the limited reasons set forth in Section 5.05.  The Note Administrator may delegate any of its servicing obligations to an Affiliate or agent in accordance with subsection 3.01(b) and Section 5.07.  Notwithstanding the foregoing, if the Note Administrator is legally unable to so act, the Note Administrator, on behalf of the Indenture Trustee, shall petition at the expense of the O/C Holder a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder.  The Note Administrator shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

(b)           Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer and the outgoing Servicer shall be relieved of any further obligations hereunder, except for its indemnification obligations, if any, under Article V.

(c)           In connection with any Termination Notice, the Note Administrator, on behalf of the Indenture Trustee, will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts with respect to each Series and with respect to each Distribution Date equal to any Collections of Finance Charge Receivables allocable to Noteholders of such Series which are payable to the O/C Holder after payment of all amounts owing to the Noteholders of such Series with respect to such Distribution Date or required to be deposited in the applicable Series Accounts with respect to such Distribution Date and any amounts required to be paid to any Series Enhancer for such Series with respect to such Distribution Date pursuant to the terms of any Enhancement Agreement; provided, however, that the Transferor shall be responsible for any Servicing Fees not otherwise allocable to any Series.  The Note Administrator will be entitled to obtain, at the expense of the Master Trust from amounts held in the Collection Account, and rely on the determination of an investment banking firm in connection with the solicitation and evaluation of any such bids and the consummation of such sale.

(d)           All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 8.01 of the Trust Agreement, and shall pass to and be vested in the O/C Holder and, without limitation, the O/C Holder is hereby authorized and empowered to execute and deliver (or cause to be executed and delivered), on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish (or cause to be done and accomplished) all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.  The Servicer agrees to cooperate with the O/C Holder in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables.  The Servicer shall transfer its electronic records relating to the Receivables to the O/C Holder or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request.  To the extent that compliance with this Section shall require the Servicer to disclose to the O/C Holder or its designee information of any kind which the Servicer deems to be confidential, the O/C

Holder and, if applicable, its designee, shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

(e)           The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Receivable payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Receivable information.

The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information.  The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Issuer or the Indenture Trustee or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Receivable with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.

If the Note Administrator or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to the benefits of (and subject to the provisions of) Section 5.07 concerning delegation of duties to subservicers

Section 7.03.          Notification to Noteholders.  Within two (2) Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Owner Trustee, the Indenture Trustee, the Transferor, the O/C Holder, the Note Administrator, each Rating Agency and each Series Enhancer and the Indenture Trustee shall give notice to the Noteholders.  Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Indenture Trustee shall give prompt notice thereof to the Noteholders.

[END OF ARTICLE VII]

ARTICLE VIII

TERMINATION

Section 8.01.          Termination of Agreement.  This Agreement and the respective obligations and responsibilities of the Trust, the Transferor and the Servicer under this Agreement shall terminate on the Trust Termination Date, except for the indemnification, if any, of the Servicer under Article V.

[END OF ARTICLE VIII]

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01.          Amendment; Waiver of Past Defaults.

(a)           This Agreement may be amended by the parties hereto from time to time prior to, or in connection with, the issuance of the first Series of Notes hereunder without the requirement of any consents or the satisfaction of any conditions set forth below.  This Agreement may be amended from time to time by the Servicer, the Transferor, acting on the instruction of the O/C Holder and the Trust, by a written instrument signed by each of them, without the consent of the Indenture Trustee, the Note Administrator or any of the Noteholders; provided that (1) the O/C Holder shall have delivered to the Indenture Trustee, the Note Administrator and the Owner Trustee an Officer’s Certificate, dated the date of any such amendment, stating that such O/C Holder reasonably believes that such amendment will not have an Adverse Effect and (2) the Rating Agency Condition shall have been satisfied with respect to any such amendment.  Additionally, notwithstanding the preceding sentence, this Agreement will be amended by the Servicer and the Trust at the direction of the Transferor, acting at the direction of the O/C Holder, without the consent of the Indenture Trustee, the Note Administrator or any of the Noteholders or Series Enhancers to add, modify or eliminate such provisions as may be necessary or advisable in order (i) to enable all or a portion of the Trust (a) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a “financial asset securitization investment trust” as described in the provisions of Section 860L of the Code or (b) to avoid the imposition of state or local income or franchise taxes imposed on the Trust’s property or its income or (ii) to allow the transfer of Receivables to the Trust as contemplated in this Agreement to qualify for sale treatment under GAAP or to allow the Trust to qualify as a qualified special purpose entity under FASB Statement No. 140; provided, however, that (1) the O/C Holder delivers to the Indenture Trustee, the Note Administrator and the Owner Trustee a Tax Opinion and an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection, (2) the Rating Agency Condition shall have been satisfied with respect to any such amendment and (3) such amendment does not affect the rights, duties or obligations of the Indenture Trustee, the Note Administrator or the Owner Trustee hereunder.

(b)           This Agreement may also be amended from time to time by the Servicer, the Transferor, acting at the direction of the O/C Holder, and the Trust, with the consent of the Holders of Notes evidencing not less than 50% of the aggregate unpaid principal amount of the Notes of all affected Series for which the O/C Holder has not delivered an Officer’s Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Redemption Events or Events of Default that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Notes of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of the Notes of such Series or Class.

(c)           Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trust shall furnish notification of the substance of such amendment to the Indenture Trustee, the Note Administrator and each Noteholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer.

(d)           It shall not be necessary for the consent of Noteholders under this Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(e)           Notwithstanding anything in this Section 9.01 to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

(f)            Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 9.01.

(g)           The Holders of Notes evidencing more than 50% of the aggregate unpaid principal amount of the Notes of each Series or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Notes of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Noteholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed.  Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.  Promptly after any such waiver of a past default, the Servicer shall furnish notification of the substance of such waiver to each Rating Agency.

(h)           Each of the Indenture Trustee, the Note Administrator and the Owner Trustee may, but shall not be obligated to, enter into any amendment which affects their respective rights, duties, benefits, protections, privileges or immunities under this Agreement or otherwise.  In connection with the execution of any amendment hereunder, each of the Owner Trustee, the Indenture Trustee and the Note Administrator shall be entitled to receive the Opinion of Counsel described in subsection 9.02(d).

(i)            Notes held by the Transferor or any of its agents or affiliates will not be considered in the determination of (i) whether the requisite percentage of Notes Outstanding has been obtained in support of any amendment under this Section 9.01 and (ii) the amount of Notes Outstanding in connection with the calculation of such requisite percentage.

Section 9.02.          Protection of Right, Title and Interest to Trust Assets.

(a)           The Transferor, acting at the direction of the O/C Holder, shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee’s and the Trust’s right, title and interest to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee, Noteholders and the Trust hereunder to all property comprising the Trust Assets.  The O/C Holder shall deliver to the Owner Trustee and Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  The O/C Holder shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b)           Within thirty (30) days after any Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-506 (or any comparable provision) of the UCC, the Transferor shall give the Owner Trustee, the O/C Holder, the Note Administrator and the Indenture Trustee notice of any such change and the O/C Holder shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust’s security interest or ownership interest in the Receivables and the proceeds thereof.

(c)           The Transferor shall give the Owner Trustee, the Note Administrator and the Indenture Trustee prompt notice of any relocation of its chief executive office or any change in the jurisdiction under whose laws it is organized and whether, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust’s security interest in the Receivables and the proceeds thereof.  The Transferor shall at all times maintain its chief executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States.

(d)           The O/C Holder shall deliver to the Owner Trustee, the Indenture Trustee, the Note Administrator and each Rating Agency (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit C-1; and (ii)  on or before June 30 of each year, beginning with June 30, 2003, an Opinion of Counsel substantially in the form of Exhibit C-2.  In addition, the O/C Holder shall deliver to Moody’s (so long as Moody’s is a Rating Agency) on or before June 30 of each year, beginning with June 30, 2003, an Opinion of Counsel substantially in the form of Exhibit C-3.

Section 9.03.          GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.04.          Notices; Payments.

(a)           All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferor, to PACCT, LLC, c/o Providian Financial Corporation, 201 Mission Street, San Francisco, California 94105, Attention: Chief Financial Officer, (ii) in the case of the Servicer, to CompuCredit Corporation, 245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346,  Attention: General Counsel, (iii) in the case of the Trust or the Owner Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, (iv) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Indenture Supplement relating to such Series, and (v) to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

(b)           Any Notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register.  Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice.

Section 9.05.          Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Notes or the rights of the Noteholders.

Section 9.06.          Further Assurances.  The Transferor, the O/C Holder and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee, the Note Administrator and the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

Section 9.07.          No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Trust, the Owner Trustee, the Indenture Trustee, the Note Administrator or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.08.          Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.09.          Third-Party Beneficiaries.  This Agreement will inure to the benefit of the Owner Trustee and inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, the Note Administrator, the Noteholders, any Series Enhancer and their respective successors and permitted assigns.  Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 9.10.          Actions by Noteholders.

(a)           Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b)           Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Note shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Transferor, the O/C Holder or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 9.11.          Rule 144A Information.  For so long as any of the Notes of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Owner Trustee, the Indenture Trustee, the Note Administrator, the Servicer and any Series

Enhancer agrees to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 9.12.          Merger and Integration.  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.13.          Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.14.          Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Notes evidencing not less than 50% of the aggregate unpaid principal amount of all Series of Notes.  The Servicer shall give the Rating Agencies prior written notice of any such assignment.

Section 9.15.          Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, the Servicer, the Owner Trustee, the Indenture Trustee, the Note Administrator, the O/C Holder and the Transferor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

Section 9.16.          Limitation of Liability.  Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust.  In no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 9.17           FASB Statement No. 140.  Subject to subsection 9.01(a), the parties hereto agree to take commercially reasonable steps to cause the transfer of the Receivables to qualify for sale treatment under GAAP and to cause the Trust to continue to qualify as a qualified special purpose entity under FASB Statement No. 140.

Section 9.18           Additional Representations and Warranties of the Transferor. The Transferor hereby makes the following representations and warranties.  Such representations and warranties shall survive until the termination of this Agreement.  Such representations and warranties speak as of the date that the Collateral (as defined below) is transferred to the Trust but shall not be waived by any of the parties to this Agreement unless the Rating Agency Condition is satisfied with respect to such waiver.

(a)           This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trust in the Receivables described in Section 2.01 of this Agreement (the

“Collateral”), which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Transferor.

(b)           The Collateral constitutes “accounts” within the meaning of the applicable UCC.

(c)           At the time of the transfer of the Collateral pursuant to this Agreement, the Transferor owned and had good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person.

(d)           The Transferor has caused or will have caused, within ten (10) days of the initial execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trust pursuant to this Agreement.

(e)           The Transferor has registered the Trust as the registered owner of the Collateral.

(f)            Other than the security interest granted to the Trust and the Indenture Trustee pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral.  The Transferor has not authorized the filing of and is not aware of any financing statements against it that include a description of the Collateral other than any financing statement relating to the security interest granted to the Trust and the Indenture Trustee pursuant to this Agreement or that has been terminated.  The Transferor is not aware of any judgment or tax lien filings against it.

Section 9.19           Subordination. To the extent that any Noteholders or the O/C Holder of the Trust are deemed to have any interest in any assets of CSGQ Trust that are pledged for the benefit of other noteholders or the O/C holders of CSGQ Trust, such Noteholders or O/C Holder agrees that their interest in those assets is subordinate to the claims or rights of such other noteholders or O/C holders of CSGQ Trust to those assets.  Further, any Noteholders or O/C Holders who are deemed to have a subordinate interest in the assets of  CSGQ Trust shall be deemed to agree that the Agreement constitutes a subordination agreement for purposes of Section 5.10(a) of Title 11 of the United States Code.

[END OF ARTICLE IX]

IN WITNESS WHEREOF, the Transferor, the Servicer, the O/C Holder and the Issuer have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

COMPUCREDIT CORPORATION, as Servicer

By:
Name:
Title:

CSGQ TRUST,
as Issuer

	By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

PACCT, LLC,
as Transferor

By:
Name:
Title:

CSG FUNDING, LLC,
as O/C Holder

By:
Name:
Title:

Acknowledged and Accepted:

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

CITIBANK, N.A.,
as Note Administrator

By:
Name:
Title:

EXHIBIT A

FORM OF ANNUAL SERVICER’S CERTIFICATE

(To be delivered on or before March 31 of
each calendar year beginning with March 31, 2003,
pursuant to Section 3.05 of the Transfer and
Servicing Agreement referred to below)

CSGQ TRUST

The undersigned, a duly authorized representative of CompuCredit Corporation (“CompuCredit”), as Servicer, pursuant to the Transfer and Servicing Agreement, dated as of June 25, 2002 (as amended and supplemented, the “Agreement”), among PACCT, LLC, CSGQ Trust and CompuCredit does hereby certify that:

1.    CompuCredit, is, as of the date hereof, the Servicer under the Agreement.  Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2.    The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trust.

3.    A review of the activities of the Servicer during the year ended December 31,        , and of its performance under the Agreement was conducted under my supervision.

4.    Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.    The following is a description of each default in the performance of the Servicer’s obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31,        , which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert “None.”]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this          day of                       , 20     .

COMPUCREDIT CORPORATION,
Servicer

By:
Name:
Title:

EXHIBIT B

FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED RECEIVABLES

(As required by Section 2.08(a) of

the Transfer and Servicing Agreement)

REASSIGNMENT No.        OF RECEIVABLES, dated as of                     , (3) by and between PACCT, LLC, a Delaware limited liability company, as Transferor (the “Transferor”), COMPUCREDIT CORPORATION, a Georgia corporation, as Servicer (the “Servicer”), CSGQ TRUST (the “Trust”) and CSG FUNDING, LLC, as O/C Holder (the “O/C Holder”), pursuant to the Transfer and Servicing Agreement referred to below.

WITNESSETH:

WHEREAS the Transferor, the Servicer, the Trust and the O/C Holder are parties to the Transfer and Servicing Agreement, dated as of June 25, 2002 (as amended and supplemented, the “Agreement”);

WHEREAS pursuant to the Agreement, the Servicer wishes to remove from the Trust all Receivables owned by the Trust in certain designated Accounts (the “Removed Receivables”) and to cause the Trust to reconvey such Removed Receivables, whether now existing or hereafter created, from the Trust to the Servicer; and

WHEREAS the Trust is willing to accept such designation and to reconvey the Receivables in the Removed Receivables subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor, the O/C Holder, the Servicer and the Trust hereby agree as follows:

1.             Defined Terms.  All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” shall mean, with respect to the Removed Receivables designated hereby,            ,     .

“Removal Notice Date” shall mean, with respect to the Removed Receivables               ,

2.             Designation of Removed Receivables.  On or before the Removal Date, the Servicer will deliver to the Owner Trustee a computer file or microfiche list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number and the aggregate amount outstanding in such Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement.

3.             Conveyance of Receivables.  (a)  The Trust does hereby transfer, assign, set over and otherwise convey to the Servicer, without recourse, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Receivables designated hereby, all Interchange and Recoveries related

(3)  To be dated as of the Removal Date.

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thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof.

(b)           In connection with such transfer, the Trust agrees to execute and deliver to the Servicer on or prior to the date this Reassignment is delivered, applicable partial release and/or termination statements prepared by the O/C Holder with respect to the Removed Receivables reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Removed Receivables, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate or release such interest.

4.             Representations and Warranties.  The Servicer represents and warrants to the Trust as of the Removal Date:

(a)           Legal Valid and Binding Obligation.  This Reassignment constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b)           Redemption Event; Event of Default.  The Servicer reasonably believes that (A) the removal of the Removed Receivables will not, based on the facts known to the Servicer, then or thereafter cause a Redemption Event or Event of Default to occur with respect to any Series and (B) no selection procedure was utilized by the Servicer  which would result in a selection of Removed Receivables that would be materially adverse to the interests of the Noteholders of any Series as of the Removal Date.

(c)           List of Removed Accounts.  The list of Removed Receivables delivered pursuant to subsection 2.08(a)(ii) of the Agreement, as of the Removal Date, is true and complete in all material respects.

5.             Ratification of Agreement.  As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

6.             Counterparts.  This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

7.             GOVERNING LAW.  THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.             Limitation of Liability.  Notwithstanding any other provision herein or elsewhere, this Reassignment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Reassignment and each other document, the

Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

IN WITNESS WHEREOF, the Transferor, the Servicer, the Trust and the O/C Holder have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

COMPUCREDIT CORPORATION, as Servicer

By:
Name:
Title:

CSGQ TRUST,
as Issuer

	By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

PACCT, LLC,
as Transferor

By:
Name:
Title:

CSG FUNDING, LLC,
as O/C Holder

By:
Name:
Title:

EXHIBIT C-1

FORM OF OPINION OF COUNSEL

WITH RESPECT TO AMENDMENTS

Provisions to be included in
Opinion of Counsel to be delivered pursuant
to subsection 9.02(d)(i)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on any applicable delivery date.

(i)            The amendment to the Transfer and Servicing Agreement, attached hereto as Schedule 1 (the “Amendment” ), has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors’ rights generally.  The enforceability of the Transferor’s obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

(ii)           The Amendment is authorized and permitted by the terms and provisions of Section 9.01 of the Transfer and Servicing Agreement.

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EXHIBIT C-2

FORM OF ANNUAL OPINION OF COUNSEL

WITH RESPECT TO ACCOUNTS

Provisions to be included in
Opinion of Counsel to be delivered pursuant
to subsection 9.02(d)(ii)

The opinion set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable delivery date with respect to similar matters.

1.             No filing or other action, other than such filing or other action described in such opinion, is necessary from the date of such opinion through June 30 of the following year to continue the perfected status of the security interest of the Trust in the Receivables described in the financing statements referenced in such opinion.

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EXHIBIT C-3

FORM OF ANNUAL OPINION OF COUNSEL

TO BE DELIVERED TO MOODY’S INVESTORS SERVICE, INC.

Provisions to be included in
Opinion of Counsel to be delivered pursuant
to subsection 9.02

The opinion set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable delivery date with respect to similar matters.

1.             If the matter were properly briefed and presented to a court, the court would hold that the Receivables constitute “accounts,” as defined under Section 9–102 of the UCC.

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SCHEDULE 1

List of Accounts

[Original list delivered to Trust]

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SCHEDULE 2

Purchase Price

Principal Amount of Securities

Class A-1 Certificates	$	[ ]

Class A-2 Certificates	$	[ ]

Class A-3 Certificates	$	[ ]

Class A-4 Certificates	$	[ ]

Class B Notes	$	[ ]

O/C Certificate	$	[ ]

Variable Funding Notes	$	[ ]

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SCHEDULE 3

BANK AGENT NUMBERS

[Attached]

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